Exhibit 23.2







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 28, 1995, included in Reno Air, Inc.'s Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement and the related prospectus documents.



                                        ARTHUR ANDERSEN LLP


Phoenix, Arizona
December 29, 1997